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                                                                    Exhibit 10.1

                      NINTH AMENDMENT TO EMPLOYMENT AGREEMENT

     This Ninth Amendment to Employment Agreement is made and entered into by and between Robert Half International Inc. (formerly Boothe Financial Corporation), a Delaware corporation, ("Corporation") and Harold M. Messmer, Jr. ("Officer").

     1. The Employment Agreement dated as of October 2, 1985, as amended, between Corporation and Officer (the "Employment Agreement") is hereby amended as follows:

     (a)  Section 3.1 is amended to read in its entirety as follows:

     "3.1 BASE SALARY. As payment for the services to be rendered by Officer as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Officer a "Base Salary", in equal semi-monthly installments, as determined by the Board of Directors. Effective as of January 1, 1995, the Base Salary shall in no event be less than $375,847 per annum."

     (b)  Section 3.6 is deleted.

     2. In all other respects, the Employment Agreement is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement on April 25, 1995.


                                                  ROBERT HALF INTERNATIONAL INC.


                                                  By   M. KEITH WADDELL
                                                    -------------------------
                                                       M. Keith Waddell
                                                       Senior Vice President,
                                                       and Chief Financial
                                                       Officer



                                                       HAROLD M. MESSMER, JR.
                                                     ------------------------
                                                       Harold M. Messmer, Jr.